SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2003

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

30 Porter Road, Littleton, Massachusetts 01460

(Address of principal executive office) (Zip code)

(978) 952-2200

Registrant’s telephone number, including area code:

Item 5. Other Events and Required FD Disclosure.

On September 8, 2003, Viisage Technology, Inc. (“Viisage”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with certain institutional investors pursuant to which Viisage issued and sold an aggregate of 3,517,503 shares of its common stock at $3.775 per share, resulting in gross proceeds of approximately $13.3 million. Net proceeds to Viisage were approximately $12.3 million. Needham & Company, Inc. and Adams, Harkness & Hill, Inc. served as the placement agents for the transaction.

The shares were sold to funds managed by J. & W. Seligman & Co. Incorporated (“Seligman”) and certain other institutional and accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D thereunder. The Securities Purchase Agreement signed by Seligman includes a binding commitment for Seligman to purchase an additional 456,007 shares of Viisage common stock at $3.775 per share immediately after the closing of Viisage’s acquisition of the capital stock of ZN Vision Technologies AG. The closing of that acquisition is expected to occur in October.

Viisage intends to use the proceeds from the private placement to fund growth initiatives and for general corporate purposes.

The shares issued in the private placement have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Viisage has agreed to file a registration statement covering the resale of the shares with the Securities and Exchange Commission (“SEC”) within 30 days after the closing of the transaction, and to use its commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing. For every 15 day period after the 90th day that the registration statement has not been declared effective, Viisage will be required to pay a penalty to the investors equal to 1.5% of the aggregate proceeds paid by the investors to Viisage. At Viisage’s option, the penalty may be paid in cash or in shares of Viisage common stock. If Viisage elects to pay the penalty in shares of common stock, those shares will be valued at $2.69 per share.

Copies of the Securities Purchase Agreements and Viisage’s related press release are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the Securities Purchase Agreements and the press release referenced herein are qualified in their entirety by reference to such Exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following documents are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference:

(c) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement by and among Viisage Technology, Inc. and the purchasers named therein dated September 8, 2003.

10.2	Securities Purchase Agreement by and among Viisage Technology, Inc. and the purchasers named therein dated September 8, 2003.

99.1	Press release of Viisage Technology, Inc. dated September 10, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: September 10, 2003	By:	/s/ William K. Aulet
William K. Aulet
Senior Vice President and Chief Financial Officer

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Exhibit Index

10.1	Securities Purchase Agreement by and among Viisage Technology, Inc. and the purchasers named therein dated September 8, 2003

10.2	Securities Purchase Agreement by and among Viisage Technology, Inc. and the purchasers named therein dated September 8, 2003

99.1	Press Release issued by Viisage Technology, Inc. dated September 10, 2003

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